                                                                   EXHIBIT 10.17

                                          CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTIONS OF THIS DOCUMENT
                                          HAVE BEEN REDACTED AND HAVE BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                            RMR PRODUCTION AGREEMENT
                            ------------------------

This RMR Production Agreement (the "Agreement") is made as of June 14, 2001 (the
"Effective Date") by and between Tadiran Telematics Ltd., a company having its address at 26 Hashoftim st., POB 267, Holon 58102, Israel and ARAD Technologies,
a company having its address at 6 Hakarmel st., POB 337, Yokneam Ilit 20692,
Israel ("Buyer") (jointly - the "Parties"), both duly organized and existing under the laws of Israel and cooperating according to the terms of Agreement signed on December 3, 2000 (Cooperation Agreement), and the Escrow agreement signed June 11, 2001

                     THE PARTIES THEREFORE AGREE AS FOLLOWS

1.       AGREEMENT TO PURCHASE AND SELL

Within the term of this Agreement (thirty two months from the date hereof or completion of the delivery of *** units, whichever is earlier, in accordance with exhibit C), Buyer shall purchase from Seller, and Seller shall sell to
Buyer one hundred thousand *** Remote Meter Reading (RMR) units. The buyer is entitled to place additional orders within the term of this agreement, in which case the term will be extended accordingly.

2.       UNIT SPECIFICATIONS AND CHANGES

2.1 The RMRs shall fully comply with the RMR technical specifications, as set forth in Exhibit "A" which will be attached hereto and signed by the parties not later than two weeks upon signature of this agreement (the "Specifications") and will be an integral part of this agreement. The RMRs shall possess type approval grants from FCC (USA) and MOC (Israel), as applicable. Possession of both types approvals are precondition for the delivery of the phase I and following phases as described in Exhibit "C".

2.2 Subject to provisions of Section 5 below, the Parties may negotiate changes to the specifications which shall be implemented in a manner that will not interrupt the then current production of RMRs. The Parties shall determine by mutual consent the corresponding adjustment in prices and the delivery schedule, and this Agreement shall be modified in writing accordingly.

3.       PURCHASE PRICE/PAYMENT TERMS

3.1 The parties acknowledge that the actual production cost will be established after performing the ATP of the Pilot System and FCC approval. The price will be based on the actual "production cost" at that time (which is expected to be between $ *** to $ *** but in any case not more than $ *** ) plus compensation according to the paragraph 5 of the Cooperation Agreement.

The compensation mechanism due to value-engineering cost reduction as specified in paragraph 5 __ of the Cooperation Agreement will be applied below the production cost of $ *** .

The above prices exclude the technical support cost to be paid in accordance with paragraph 5 __ of the Cooperation Agreement and additional cost of up to
$ *** to be paid by the buyer for

***   Confidential material redacted and filed separately with the Commission.

the tools and test equipment, developed by seller and/or its subcontractors for the purposes of cost reduction, subjected to prior approval by the buyer.

3.2 Subject to the provisions of Section 4 below, the Basic Price is Ex -
factory and does not include freight, handling, insurance, and other delivery costs but includes packaging according to the industrial standard for similar products.

3.3 Terms of Payment. Terms for the payment of the Purchase Price are as defined in Exhibit "B" attached hereto.

4.  DELIVERY TERMS

4.1 Delivery Schedule. Seller shall deliver the RMRs to Buyer according to the delivery schedule attached as Exhibit "C " (the "Delivery Schedule").
Signature of this agreement constitutes activation of the first phase order as specified in Exhibit "C". Orders for the second and third phases will be placed not later than 20-th of relevant month, at least 4 month in advance before commencing the delivery of each phase (e.g. before January 20 for delivery in
May). The monthly delivery rate (as set forth in Exhibit "C" or amended by the
Parties) may be increased by buyer by up to 25% or decreased by buyer by up to
50% by means of a 60 days prior written notice. Minimum monthly delivery rates applicable for each phase will be *** for phase I, *** for phase II and
 *** (*) for phase III.

(*) The minimum monthly rate for phase III can be decreased in some months, but in any case the duration of phase III (delivery of *** units) shall be not more than 12 months.

4.2 Delivery Point. All RMRs shall be delivered by Seller ex - factory.

4.3 If Seller delays each specific delivery by more than 3 months, Buyer shall have the rights to cancel the delayed quantity, without prejudice to any rights that it may have under the provision of this agreement.

5.  REQUEST FOR DEVIATIONS

The Parties may request reasonable deviations from the Specifications in writing. Requests for deviations must clearly identify the following:
description of the deviation; reference the individual Specification being deviated; term of deviation, i.e. temporary or permanent; number of RMRs affected; Effective Date; effect of deviation on any other technical or performance Specification, including whether, following the deviation, the Unit remains within the applicable margin or tolerance; anticipated delay, if any, in
Delivery Schedule due to deviation; and reason for deviation. Deviations may be made only if a written addendum describing the deviations (including the change, if any, in Delivery Schedule) has been mutually agreed upon and signed by both parties.

6.  WARRANTY

Seller hereby warrants the RMRs to be in compliance with the Specifications and to be free from defects in materials and workmanship for one year from the date the RMR-Bs have been delivered to Buyer. The period defined above shall be referred to as the Warranty Period. Seller

***   Confidential material redacted and filed separately with the Commission.

shall have the option of either repairing or replacing RMRs found to be defective during the Warranty Period. Time to repair or replace shall not exceed
60 days from the date of actual delivery of the item to Seller's facility.

6.1 Buyer acknowledges that the warranty contained in this Section 6 above shall not apply to damage, deterioration or malfunctions which, after passage of title to the buyer, are caused by:

6.1.1 The improper removal or installation of RMRs, performed not according the agreed upon procedure.

6.1.2 Accidents, acts of nature, misuse, abuse, negligence, neglect, unauthorized product modification or failure to follow proper instruction procedure by buyer.

6.1.3    Repair or attempted repair by any person not authorized by Seller.

6.2 Buyer also acknowledges that Buyer shall be responsible and shall bear all costs and charges related to the de-installation of a defective RMRs and reinstallation of the RMRs, Seller shall bear the cost of shipment of the RMRs from Buyer to Seller and back.

6.3 THE WARRANTIES CONTAINED IN THIS SECTION 6 AND THOSE COVERED IN TADIRAN
TELEMATICS' CURRENT PRODUCT LIABILITY INSURANCE ARE IN LIEU OF ALL OTHER
WARRANTIES WHETHER ORAL, WRITTEN, OR EXPRESS, IMPLIED OR STATUTORY. EXCEPT AS
MENTIONED ABOVE IN THIS SECTION, SELLER SHALL NOT BE LIABLE FOR ANY BUSINESS
EXPENSES, LOSS OF PROFIT, INCONVENIENCE, OR DAMAGE, INCLUDING DIRECT, INDIRECT,
SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM RMR DEFECTS WHETHER
RESULTING FROM BREACH OF WARRANTY OR ANY OTHER LEGAL THEORY. SELLER DISCLAIMS
ALL LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE TO ANY THIRD
PARTY OTHER THAN BUYER. NOTWITHSTANDING THE ABOVE, SELLER SHALL REMAIN LIABLE TO
BUYER (AND ONLY TO BUYER) UNDER THE ABOVE WARRANTY FOR THE DURATION OF THE
WARRANTY PERIOD, DESPITE PASSAGE OF TITLE TO THE RMRs TO ANY THIRD PARTIES.

7.       CONFIDENTIALITY AND PROPRIETARY RIGHTS

Neither party shall, without the prior written consent of the other party, use
(for any purpose other than that contemplated by this Agreement) or disclose or divulge to any third party the terms and conditions of this Agreement or any documents, specifications or information, including technical information, received from the other party under or in connection with this Agreement, provided, however, that Seller may disclose to third party, including its employees and subcontractors (provided they have executed an appropriate NDA), in connection with the manufacture of the RMRs, the documents, specifications or information received from Buyer, to the extent that in Seller's reasonable opinion it is necessary for the purposes of this Agreement. At all times Seller shall retain exclusive proprietary rights in the RMR developed by the Seller
(including design, configurations, drawings, specifications, etc.) but subjected to the Cooperation Agreement and nothing herein may be construed as granting any intellectual property rights in the RMR to the Buyer.

8.       USE OF NAME OR TRADEMARKS

For "stand-alone" RMRs, Seller shall print any name or mark requested by Buyer on the RMRs in addition to the name "Tadiran Telematics". Buyer shall be liable for an infringement of copyright or trademarks as a result of any name or mark requested by Buyer on the RMRs. If Buyer elects to use another name in addition to the name "Tadiran Telematics", Buyer shall give Seller such name or mark to be used on the RMRs at least 90 days prior to the delivery date for such RMRs.
For "integrated" RMRs (i.e. integrated in the water meter), Buyer shall make an effort, if it is common to do so, to print the name "Tadiran Telematics" on the assembled product in a way that this name will be visible to the user.

9.       FORCE MAJEURE

If performance by Parties of their obligations hereunder is prevented by Force
Majeure, affecting the activities of any party connected with the sale, manufacture, supply, shipment or delivery of RMRs, including but not limited to, acts of God, flood, typhoon, earthquake, tidal wave, landslide, fire, plague, commotion, strike, labor disturbances, blockade, arrest or restraint of government, requisition of vessel or aircraft, explosion, war, government request, guidance, order or regulation or the boycotting of Israeli goods, or any other unforeseeable causes or circumstances beyond the reasonable control of specific party, then this party shall not be liable for loss or damage or failure or delay in performing its obligations under this Agreement; provided, however, that this party promptly fulfills its obligations under this Agreement immediately after such force Majeure ceases.

10.      COMPLIANCE

10.1 Compliance with Agreement. Parties hereby agree to fully cooperate with each other and to sell and buy RMRs which fully comply with the terms, conditions, provisions and Specifications of this Agreement, including the exhibits attached hereto for price set forth herein to be paid in a timely manner.

10.2 Compliance with Law. Parties shall be in compliance with and the RMRs shall be in compliance with all federal, state and municipal regulations governing the sale and use of the RMRs. The Parties shall cooperate in obtaining necessary government agency approvals.

10.3 Compliance with Proprietary Rights Requirements. Seller shall retain the right to use all technology, know-how, copyright, trademark and patent rights used in producing the electronics parts of RMRs, developed by the Seller, subject to the Cooperation Agreement.

11.      N/A

12.      CONTRACT ADMINISTRATION

ROMAN STERNBERG ("Roman") or his duly appointed successor shall administer the terms of this Agreement on behalf of Buyer, and DANNY WINTER ("Danny") or his duly appointed successor shall administer the terms of this Agreement on behalf of Seller.

13.      NOTICES

Any notice, request or demand required to be made or given hereunder by any party shall be deemed to be duly given or made upon receipt. The notice, request or demand must be sent by courier or registered or certified mail, or facsimile to the respective addresses of the parties set forth below, or at such other address as has been given by either party to the other in writing in accordance with the terms of this Agreement.

ARAD technologies.
Danny Winter
-------------------
Attention: __________
With a copy to: Beck Gillon

Tadiran Telematics
26 Hashoftim Street
Holon, 58102 Israel
Attention: Roman Sternberg
With a copy to: Eddy Kafry

14.      TERMINATION

Each party shall have the right, as set forth below, to terminate this Agreement without prejudice to any rights that it may have, whether under the provisions of this Agreement, in law or in equity or otherwise, upon the occurrence of any of the following events, hereinafter called "Defaults".

(a) Either party, if the other party defaults in the performance of a material obligation, provided for in this Agreement; or

(b) Either party, if the other party files a voluntary petition in bankruptcy, files any voluntary petition seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal or state bankruptcy or insolvency act; fails to remove an involuntary petition for a reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal or state bankruptcy or insolvency act within 60 days after the filing of such petition, or appoints a trustee, receiver or liquidator of its properties.

Notwithstanding the above, a corporate reorganization or spin off not under bankruptcy or insolvency procedures shall not be considered a default, unless there is an intention to abandon the business.

The party claiming a Default shall give written notice of termination to the party alleged to be in Default in accordance with the notice provision set forth in Section 13. The defaulting party shall have 90 business days in which to correct any such Default, and failing such, this Agreement shall terminate. If the defaulting party shall, within ten business days, notify the other party in writing that it disputes the asserted Default, and the matter cannot be resolved by mutual

agreement of the parties, the matter shall be submitted to dispute resolution and arbitration procedure as hereinafter provided.

15.      DECREASE OF QUANTITIES AND TERMINATION OF PRODUCTION

Buyer may decrease the total quantity of the RMRs he has undertaken to purchase under Section 1.1 above under the following conditions:

15.1 Buyer must give Seller prior written notice of Buyer's election to decrease the quantities of RMRs TO BE delivered under this Agreement ("Decrease Notice")
by choosing not to exercise orders of phase II or phase III as defined on
Exhibit "C". Notwithstanding the above, upon signature of this agreement, Buyer may not decrease the first phase quantity under *** units, including already the units addressed in the paragraph 9 of the Cooperation Agreement. In addition, Buyer may not decrease the second phase quantity of additional ***
units upon placing the order of the second phase and the third phase quantity of additional *** units upon placing the order of the third phase in accordance with the provisions of paragraph 4.1.

15.2 Should the consequences of Decrease Notice require any changes in overall delivery schedule, the Parties shall determine a new delivery schedule by mutual consent.

15.3 Buyer shall compensate Seller in the amount of US$ *** per each RMR, canceled in accordance with Sub-sections 15.1 and 15.2 above.

16.      ISRAELI LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Israel as the same or any succeeding provision of law may be in effect from time to time. For the purposes of any dispute between the parties, this Agreement shall be construed as if all parties were resident and doing business in Israel. If there are any ambiguities in the Agreement, such ambiguities shall not be construed against either party on the basis of who drafted the documents.

17       DISPUTE RESOLUTION

17.1 Disputes arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled in accordance with the applicable dispute resolution provisions set forth in Para. 17.2 below.
Notwithstanding anything to the contrary contained in this paragraph 17.1, neither party may terminate the Agreement nor pursue any remedies for its material breach first having given the breaching party written notice of the material breach and an opportunity to cure such breach within forty-five (45)
days of the receipt of such written notice.

17.2     Dispute Resolution and Arbitration

(a) If one or more disputes arise between the parties with respect to the obligations and responsibilities of either party under this Agreement, any such dispute shall be resolved in accordance with the process described in this
Section 17.2, provided, however, that if either party determines that provisional relief (e.g. a temporary restraining order or preliminary injunction) is required to provide temporary relief, nothing herein shall prevent the aggrieved party from

***   Confidential material redacted and filed separately with the Commission.

applying to a court for provisional relief. An application for provisional relief to a court shall not relieve either party of its obligation under this section 17.2, and shall not alter the power of the arbitrator to determine the rights and obligations of the parties under this Agreement.

(b) The parties shall attempt to select a mutually acceptable arbitrator. If, however, after 30 days of the declaring of a dispute and the suggestion of a candidate for arbitrator, the parties are unable to agree upon an arbitrator who is willing to accept the appointment, the arbitrator shall be selected by the
President of the Israeli Bar Association, whose selection shall be binding upon the parties.

(c) The arbitrator's fee and all other incidental costs incurred during the arbitration process will be shared equally between the parties.

(d) The arbitrator shall be neutral and impartial, and shall use the laws of the
State of Israel to resolve the dispute between the parties.

(e) The arbitrator shall control the procedural aspects of the arbitration. The parties shall cooperate fully with the arbitrator at all times.

(f) The arbitrator shall, in consultation with the parties, fix the agenda for all meetings.

(g) Each party may be represented by counsel, who shall be authorized to recommend settlement options to their principals. Each party shall bear their attorney's fees.

(h) The arbitration shall be conducted expeditiously and shall be completed in less than 180 days from the date the arbitrator was selected. Each representative shall make every effort to be available for meetings, and the arbitrator shall ensure that he is able to devote all the time necessary to quickly and effectively render an arbitration judgment.

(i) The entire arbitration shall remain confidential. The parties or the arbitrator shall not disclose information regarding the process, including settlement terms, unless the parties agree otherwise.

The arbitrator may obtain assistance and independent expert advice with the agreement of and at the expense of the parties.

(j) The arbitrator shall not be liable for any good faith act or omission in connection with his role as arbitrator.

(k) The arbitration shall take place in Tel-Aviv, Israel.

(l) The arbitrator's decision shall be final and binding upon both parties.

18. MISCELLANEOUS PROVISIONS

18.1 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective executors, heirs, legal representatives, successors and assigns.

18.2 Assignment. Parties shall not assign, transfer or sell any of their rights hereunder to any third party without the prior written permission of the other
Party. No rights hereunder shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. The RMRs delivered hereunder shall be manufactured only by Tadiran Telematics Ltd., its legitimate assigns, Tadiran Telematics Ltd's subcontractors, or as specified in Escrow agreement.

18.3 No Waiver. Failure of either party to insist upon strict performance of any of the terms, conditions, provisions or Specifications within this Agreement
(including the exhibits), or the delay in exercising any of its remedies, shall not constitute a waiver of such terms conditions, provisions or Specifications or a waiver of any default thereof nor the remedy of such default.

18.4 Survival of Obligations. Each party's obligations under this Agreement which, by their nature, would continue beyond termination or expiration of this
Agreement, including by way of illustration only and not limitation, any Section related to confidentiality, warranty and indemnification, shall survive termination or expiration of this Agreement by either party for any reason.

18.5 Remedies. Except as specifically set forth in this Agreement, all remedies available to either party for breach of this Agreement are cumulative, and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

18.6 Headings. The paragraph headings used in this Agreement are for convenience of reference only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

18.7 Binding Agreement. The persons executing this Agreement on behalf of the parties have been duly and validly authorized to do so, and this Agreement is a valid and binding obligation of the parties.

18.8 Severability. If any term of this Agreement shall be unlawful, void or unenforceable, such term shall be deemed omitted to the extent prohibited or invalid, but the remainder of this Agreement shall not be invalidated and shall be given effect as far as possible. If any term hereof is found by a court or arbitrator to be over-broad, such term shall be limited to the extent required to make it enforceable.

18.9 Modification. This Agreement may not be modified, supplemented or otherwise changed except by a written instrument executed by both parties.

18.10 Attorney's Fees. If any action or proceeding (judicial or non-judicial) is brought to interpret any term or provisions of this Agreement, the prevailing party shall be entitled to costs and reasonable attorney's fees in addition to any other relief to which it is entitled.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DAY
AND YEAR FIRST ABOVE WRITTEN.

Arad Technologies

By /s/ Illegible
     ------------------
     ------------------
Tadiran Telematics

By: /s/ Eddy Kafry

/s/ Roman Sternberg

                                    EXHIBIT B
                                    ---------

                                TERMS OF PAYMENT

A down payment of $ *** will be provided within 30 days from of this agreement. This down payment will be added to the payment of $ *** already provided by the buyer for the initial purchase of LLI components.

In addition, a revolving irrevocable Letter of Credit of $ *** will be issued by the buyer with in 30 days the signature of the agreement. The letter of
Credit serves only as guarantee for payments for ordered and shipped RMRs. It dose not serve for any compensation for unordered phases or units not shipped.

The accumulative down payment of $ *** and the Letter of Credit will remain in force during the term of the agreement and will be serve as a payment for the last delivery. The L/C will be canceled after the payment for last delivery.

The payment will be made 60 days upon delivery. In the Israeli market the payment terms will be coordinated, based on the market requirements.

***   Confidential material redacted and filed separately with the Commission.

                                    EXHIBIT C
                                    ---------

                                DELIVERY SCHEDULE

The RMR units will be delivered as follows:

1. *** Pilot units - supplied.

2. *** prototype units - 2 weeks upon signature of this agreement. These units will not yet possess FCC type approval.

3. *** pre-production units - 2 weeks upon signature of this agreement. These units will not yet possess FCC type approval.

4. Buyer shall perform Acceptance Testing and shall approve the prototype and pre-production units according to the ATP specified in the Exhibit A, no later than 60 days after delivery of prototype and pre-production units.

5. Phase I order: deliveries of minimum *** units per month for the period of
8 months, starting 2 month upon approval of pre-production and prototype units by buyer.

6. Phase II order: deliveries of minimum *** units per month for the period of
8 months immediately following the completion of the deliveries of Phase I.

7. Phase III order: deliveries of *** units per month for the period of 9 months immediately following the completion of the deliveries of Phase II. The duration of this *** units' phase may be extended up to 12 months with according adjustment of monthly delivery rate.

***   Confidential material redacted and filed separately with the Commission.